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                                  EXHIBIT 5.1

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                           LOCKE PURNELL RAIN HARRELL
                          (A Professional Corporation)
                          2200 Ross Avenue, Suite 2200
                           Dallas, Texas  75201-6776



                                        (214) 740-8416
                                        EMAIL:  pkjamison@lprh.com



                               September 8, 1998

BRC Holdings, Inc.
1111 West Mockingbird
Suite 1500
Dallas, Texas 75247

     Re: Registration of three hundred fifty thousand (350,000) shares of Common Stock, par value $.10, pursuant to a Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to BRC Holdings Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of three hundred fifty thousand (350,000) shares of Common Stock, par value $.10 per share, of the Company (the "Common Stock") to be offered to employees of the Company pursuant to the BRC Holdings, Inc. 401(k) Retirement Savings Plan and Trust (the "Plan").

     You have requested the opinion of this firm with respect to certain legal aspects of the Registration Statement. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (i) the Certificate of Incorporation and the Bylaws of the Company, as both have been amended; (ii) minutes and records of the corporate proceedings of the Company with respect to the Plan and related matters; (iii) the Registration Statement and exhibits thereto, including the Plan listed as an exhibit to the Registration Statement, and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Certificate of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

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     Based upon our examination and consideration of, and reliance on, such documents and other matters described above and subject to the comments and exceptions noted below, we are of the opinion that, with respect to shares of Common Stock issued after the date hereof, (i) the receipt of proper consideration for the issuance thereof in excess of the par value thereof,
(ii) the availability of a sufficient number of shares of Common Stock authorized by the Company's Certificate of Incorporation then in effect,
(iii) compliance with the terms of any agreement entered into in connection with any shares of Common Stock issued or allocated in connection with the Plan, and (iv) no change occurs in the applicable law or the pertinent facts, shares of Common Stock allocable to participants' accounts under the Plan will be legally issued, fully paid and non-assessable shares of Common Stock.

     This opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or new developments that might affect any matters or opinions set forth herein.
This opinion may not be relied upon by any person other than the addressee identified above.

     This opinion is limited in all respects to the General Corporation Law of the State of Delaware as in effect on the date hereof. Please be advised that, we are not members of the Bar of the State of Delaware and our knowledge of its General Corporation Law is derived from a reading of the most recent unofficial compilation of that statute available to us without consideration of any judicial or administrative interpretations thereof.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of person whose consent is required under
Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder. This opinion may not be relied upon by any person other than the addressee identified above.

                                        Very truly yours,

                                        LOCKE PURNELL RAIN HARRELL
                                        (A Professional Corporation)


                                        /s/ Kent Jamison
                                        --------------------------------------
                                        Kent Jamison


KRJ/rgr